Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

This Supplemental Indenture (this “Supplemental Indenture”), dated as of December 2, 2005, by and among NASDI Holdings Corporation, a Delaware corporation (the “Guaranteeing Subsidiary”), Great Lakes Dredge & Dock Corporation, a Delaware corporation (the “Issuer”), Great Lakes Dredge & Dock Company, a New Jersey corporation, Great Lakes Caribbean Dredging, Inc., a Delaware corporation, Dawson Marine Services Company, a Delaware corporation, North American Site Developers, Inc., a Massachusetts corporation, Fifty-Three Dredging Corporation, a New Jersey corporation, JDC Soil Management & Development Inc., a Massachusetts corporation and Great Lakes Dredge & Dock Company, LLC, a Delaware limited liability company (each an “Existing Guarantor” and, collectively, the “Existing Guarantors”) and BNY Midwest Trust Company, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Existing Guarantors have previously executed and delivered to the Trustee an indenture, dated as of December 22, 2003, as supplemented and amended from time to time (the “Indenture”), providing for the issuance of an aggregate principal amount of up to $175,000,000 of 7 3/4% Senior Subordinated Notes due 2013 (the “Notes”);

WHEREAS, pursuant to Section 4.16 of the Indenture, the Guaranteeing Subsidiary is required to become a Subsidiary Guarantor and execute a supplemental indenture to the Indenture; and

WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                       Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                       Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees as follows:

(1)                                  Along with all Subsidiary Guarantors named in the Indenture, to unconditionally guarantee (each such guarantee to be referred to herein as a “Subsidiary Guarantee”) to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Supplemental Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:  (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately.  The Guaranteeing Subsidiary agrees that this is a guarantee of payment and not a guarantee of collection.

(2)                                  The Guaranteeing Subsidiary hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any other Subsidiary Guarantor.  The Guaranteeing Subsidiary hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Subsidiary Guarantee.

(3)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or to any Subsidiary Guarantor, any amount paid by either to the Trustee or such Holder, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(4)                                  The Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Subsidiary Guarantee until payment in full of all obligations guaranteed under this Supplemental Indenture.  The Guaranteeing Subsidiary further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiary for the purpose of this Subsidiary Guarantee.  The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.

3.                                       Incorporation of Terms of Indenture.  The obligations of the Guaranteeing Subsidiary under the Subsidiary Guarantee shall be governed in all respects by the terms of the Indenture and shall constitute a Subsidiary Guarantee thereunder.  Each of the parties hereto shall be bound by the terms of the Indenture as they relate to the Subsidiary Guarantees.

4.                                       No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any personal liability under this Subsidiary Guarantee by reason of his, her or its status as such director, officer, employee, incorporator or stockholder.

5.                                       Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.                                       Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.                                       Effect of Headings.  The headings in this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

8.                                       Disclaimer by Trustee.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or the proper authorization or due execution of this Supplemental Indenture by the Issuer, the Existing Guarantors or the Guaranteeing Subsidiary.

The recitals and statements herein are deemed to be those of the Issuer, Guaranteeing Subsidiary and the Existing Guarantors and not of the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of December 2, 2005.

NASDI HOLDINGS CORPORATION

By:	/s/ Deborah A. Wensel
Name: Deborah A. Wensel
Title: Sr. Vice President and CFO

GREAT LAKES DREDGE & DOCK CORPORATION

By:	/s/ Deborah A. Wensel
Name: Deborah A. Wensel
Title: Sr. Vice President and CFO

GREAT LAKES DREDGE & DOCK COMPANY

By:	/s/ Deborah A. Wensel
Name: Deborah A. Wensel
Title: Sr. Vice President and CFO

GREAT LAKES CARIBBEAN DREDGING, INC.

By:	/s/ Deborah A. Wensel
Name: Deborah A. Wensel
Title: Sr. Vice President and CFO

DAWSON MARINE SERVICES COMPANY

By:	/s/ Deborah A. Wensel
Name: Deborah A. Wensel
Title: Sr. Vice President and CFO

NORTH AMERICAN SITE DEVELOPERS, INC.

By:	/s/ Deborah A. Wensel
Name: Deborah A. Wensel
Title: Sr. Vice President and CFO

FIFTY-THREE DREDGING CORPORATION

By:	/s/ Paul Dinquel
Name: Paul Dinquel
Title: V.P.

JDC SOIL MANAGEMENT & DEVELOPMENT INC.

By:	/s/ Deborah A. Wensel
Name: Deborah A. Wensel
Title: Sr. Vice President and CFO

GREAT LAKES DREDGE & DOCK COMPANY, LLC

By:
Name:
Title:

BNY MIDWEST TRUST COMPANY, AS TRUSTEE

By:	/s/ M. Callahan
Name: M. Callahan
Title: Vice President